UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 30, 2012

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

817-252-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 30, 2012, Pier 1 Imports, Inc. (the “Company”) issued a press release announcing the Company’s second quarter sales results and expected earnings per share for the period ended August 25, 2012. A copy of this press release is attached hereto as Exhibit 99.1 and is being furnished, not filed, under item 2.02 of this Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On August 30, 2012, the Company issued a press release announcing its participation at the Goldman Sachs Nineteenth Annual Global Retailing Conference being held September 5-6, 2012 at The Plaza Hotel, Fifth Avenue at Central Park South, New York, New York. A copy of this press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

	Exhibit No.	Description

	99.1	Press release dated August 30, 2012 announcing the Company’s second quarter sales results and expected earnings per share for the period ended August 25, 2012.

	99.2	Press release dated August 30, 2012 announcing the Company’s participation at the Goldman Sachs Nineteenth Annual Global Retailing Conference being held September 5-6, 2012 at The Plaza Hotel, Fifth Avenue at Central Park South, New York, New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	August 30, 2012	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice President and
General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 30, 2012 announcing the Company’s second quarter sales results and expected earnings per share for the period ended August 25, 2012.

99.2	Press release dated August 30, 2012 announcing the Company’s participation at the Goldman Sachs Nineteenth Annual Global Retailing Conference being held September 5-6, 2012 at The Plaza Hotel, Fifth Avenue at Central Park South, New York, New York.